Exhibit 99

Jefferies Announces Third Quarter Financial Results

NEW YORK--(BUSINESS WIRE)--October 21, 2008--Jefferies Group, Inc. (NYSE: JEF) today announced financial results for the third quarter ended September 30, 2008.

Highlights for the third quarter ended September 30, 2008:

  Net revenues were $274.6 million.
  The net loss for the third quarter of 2008 was $(31.3) million.
  The net loss per share (diluted) was $(0.18).
  The net loss includes approximately $11 million, or $(0.06) per share, relating to amounts owed Jefferies by Lehman Brothers.

“With unprecedented market challenges and a very difficult environment, Jefferies realized relatively positive financial results for the third quarter, and our financial and market position remains strong,” commented Richard B. Handler, Chairman and Chief Executive Officer of Jefferies. “Our excess liquidity and solid business base will help to position our platform to perform as conditions improve. We thank our clients, employees and shareholders for their continued support,” he added.

Conference Call

A conference call with management discussion of financial results for the third quarter ended September 30, 2008 will be held today, October 21, 2008, at 9:00 AM Eastern and can be accessed at 877-246-1929 or 706-634-9290. A one-week replay of the call will be available two hours post-call at 800-633-8284 or 402-977-9140 (reservation code # 21396018). A live audio webcast and delayed replay will also be available under “Investor Relations” at www.jefferies.com.

About Jefferies

Jefferies, a global investment bank and institutional securities firm, has served growing and mid-sized companies and their investors for 45 years. Headquartered in New York, with more than 25 offices around the world, Jefferies provides clients with capital markets and financial advisory services, institutional brokerage, securities research and asset management. The firm is a leading provider of trade execution in equity, high yield, convertible and international securities for institutional investors and high net worth individuals. Jefferies & Company, Inc. is the principal operating subsidiary of Jefferies Group, Inc. (NYSE: JEF; www.jefferies.com).

JEFFERIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	Sep 30, 2008	Sep 30, 2007	Sep 30, 2008	Sep 30, 2007
Revenues:
Commissions	113,416	95,652	329,588	255,778
Principal Transactions	(3,430)	47,325	138,303	320,804
Investment Banking	130,125	189,780	338,704	582,988
Asset Management fees and investment income (loss) from managed funds	(3,431)	(6,283)	(17,748)	29,586
Interest	209,183	334,056	624,614	845,957
Other	7,388	6,434	20,302	21,480
Total Revenues	453,251	666,964	1,433,763	2,056,593
Interest Expense	178,605	332,540	565,839	837,900
Revenues, net of interest expense	274,646	334,424	867,924	1,218,693

Non-Interest Expenses:
Compensation And benefits	246,186	183,503	783,651	662,771
Floor brokerage and clearing fees	18,946	19,155	50,482	50,264
Technology and communications	31,500	26,120	91,894	71,980
Occupancy and equipment rental	19,205	20,280	56,898	56,315
Business development	11,228	13,791	35,106	38,980
Other	25,342	16,254	66,440	51,178
Total non-interest expenses	352,407	279,103	1,084,471	931,488
(Loss) / earnings before income taxes and minority interest	(77,761)	55,321	(216,547)	287,205
Income tax (benefit) / expense	(6,090)	21,608	(59,966)	107,312
(Loss) / earnings before minority interest	(71,671)	33,713	(156,581)	179,893
Minority interest in (loss) earnings of consolidated subsidiaries, net	(40,367)	(5,060)	(60,355)	11,026
Net (loss) / earnings	(31,304)	38,773	(96,226)	168,867
(Loss) / earnings per share:
Basic	$(0.18)	$0.27	$(0.60)	$1.19
Diluted	$(0.18)	$0.26	$(0.60)	$1.12

Weighted Average Shares:
Basic	173,757	142,822	160,458	141,905
Diluted	173,757	155,480	160,458	153,911

Effective tax rate	7.8%	39.1%	27.7%	37.4%

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended
	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
Statement of Earnings
Revenues, net of interest expense	274,646	392,082	201,196	349,397	334,424	465,460

Non Interest Expenses:
Compensation And Benefits	246,186	277,514	259,951	283,538	183,503	251,602
Non-personnel expenses	106,221	100,097	94,502	107,330	95,600	85,467
(Loss) / earnings before income taxes and minority interest	(77,761)	14,471	(153,257)	(41,471)	55,321	128,391
Income tax (benefit) / expense	(6,090)	4,016	(57,892)	(14,134)	21,608	45,046
(Loss)/earnings before minority interest	(71,671)	10,455	(95,365)	(27,337)	33,713	83,345
Minority interest in (loss) earnings of consolidated subsidiaries, net	(40,367)	14,840	(34,828)	(3,135)	(5,060)	15,510
Net (loss) / earnings	($31,304)	($4,385)	($60,537)	($24,202)	$38,773	$67,835
Diluted (loss) / earnings per share	($0.18)	($0.03)	($0.43)	($0.17)	$0.26	$0.45

Financial Ratios
Pretax Operating Margin	-28.3%	3.7%	-76.2%	-11.9%	16.5%	27.6%
Compensation and Benefits / Net Revenues	89.6%	70.8%	129.2%	81.2%	54.9%	54.1%
Effective Tax Rate	7.8%	27.8%	37.8%	34.1%	39.1%	35.1%

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended
	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
Revenues by Source
Equities	122,465	149,142	138,193	139,248	140,296	144,563
Fixed Income & Commodities
Fixed Income (excluding high yield)
and Commodities	56,213	69,499	33,668	36,201	16,502	40,443
High Yield	(61,304)	31,993	(51,676)	(3,225)	(7,387)	34,123
Fixed Income & Commodities Total	(5,091)	101,492	(18,008)	32,976	9,115	74,566

Total	117,374	250,634	120,185	172,224	149,411	219,129

Investment banking	130,125	109,372	99,207	167,204	189,780	223,093

Asset management fees and investment income (loss) from managed funds:
Asset management fees	3,804	4,758	6,285	6,419	5,369	7,294
Investment income (loss) from managed funds	(7,235)	8,721	(34,081)	(12,471)	(11,652)	6,090
Total	(3,431)	13,479	(27,796)	(6,052)	(6,283)	13,384
Interest	209,183	210,540	204,891	328,926	334,056	310,739
Total Revenues	453,251	584,025	396,487	662,302	666,964	766,345

Other Data
Number of Trading Days	64	64	61	64	63	63
Average Employees	2,403	2,327	2,486	2,521	2,472	2,319
Common Shares Outstanding	163,429	162,121	132,762	124,453	125,657	125,740
Weighted Average Shares:
Basic	173,757	165,694	141,784	140,726	142,822	142,092
Diluted	173,757	165,694	141,784	140,726	155,480	154,301

As of September 30, 2008, stockholder's equity amounted to $2.2 billion, resulting in book value of $13.38 per share

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
Shares Outstanding and Shares for Basic and Diluted EPS Calculations
(Unaudited)

		September 30, 2008

Shares outstanding		163,429,054

Note - All share information below for EPS purposes is based upon weighted-average balances for the applicable period.

		Three months ended	Nine months ended
		September 30, 2008	September 30, 2008

Shares Outstanding (weighted average)	(1)	162,437,704	148,920,577
Unvested restricted stock	(2)	(12,844,633)	(11,973,630)
Vested restricted stock units	(3)	18,604,220	18,120,776
Other issuable shares	(4)	5,559,791	5,390,413
Basic EPS Shares		173,757,083	160,458,136

Stock Options	(5)	26,158	42,191
Mandatorily redeemable convertible preferred stock	(6)	4,105,138	4,097,603
Unvested restricted stock/ restricted stock units	(5)	9,433,723	8,255,952
Diluted EPS Shares *		187,322,102	172,853,883

*	For purposes of diluted EPS in the event of a net loss, only basic shares will be used due to anti-dilution factors

(1)	Shares outstanding represents shares issued less shares repurchased in treasury stock. Shares issued includes public and private offerings, vested and unvested restricted stock, distributions related to restricted stock units, deferred compensation plans, employee stock purchase plan and stock option exercises. Shares issued does not include undistributed vested and unvested restricted stock units.

(2)	As restricted stock is contingent upon a future service condition, unvested shares are removed from shares outstanding in the calculation of basic EPS as Jefferies obligation to issue these shares remains contingent.

(3)	As vested restricted stock units are no longer contingent upon a future service condition or any other contingency and are issuable upon a certain date in the future, vested restricted stock units are added to shares outstanding in the calculation of basic EPS.

(4)	Other shares issuable not pursuant to any contingency include shares issuable under certain deferred compensation plans and shares issuable in connection with earnout agreements.

(5)	Calculated under the treasury stock method in accordance with FASB 128, Earnings per Share. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

(6)	Calculated under the if-converted method in accordance with FASB 128, Earnings per Share. The if-converted method assumes the conversion of convertible securities at the beginning of the period.

CONTACT:
Jefferies Group, Inc
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer